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Exhibit 5.1

[LETTERHEAD OF GIBSON, DUNN & CRUTCHER LLP]

Client: 41813-00001

March 20, 2015

HCC Insurance Holdings, Inc.
13403 Northwest Freeway
Houston, Texas 77040

Re: HCC Insurance Holdings, Inc.

  Registration Statement on Form S-3

Ladies and Gentlemen:

        We have acted as counsel to HCC Insurance Holdings, Inc., a Delaware corporation (the "Company"), HCC Capital Trust I, and HCC Capital Trust II, each a statutory trust formed under the laws of the State of Delaware (each a "Trust" and together, the "Trusts"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration under the Securities Act and the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act, together or separately and in one or more series (if applicable) of up to $1,000,000,000 aggregate amount of:

            (i)  the Company's unsecured debt securities, which may either be senior debt securities ("Senior Debt Securities"), senior subordinated debt securities ("Senior Subordinated Debt Securities") or trust related junior subordinated debt securities (the "Junior Subordinated Debt Securities" and, collectively with the Senior Debt Securities and the Senior Subordinated Debt Securities, the "Debt Securities");

           (ii)  shares of the Company's common stock, par value $1.00 per share (the "Common Stock");

          (iii)  preferred securities of each of the Trusts (the "Trust Preferred Securities");

          (iv)  guarantees by the Company of certain payments relating to the Trust Preferred Securities of each of the Trusts (the "Trust Preferred Guarantees"); and

           (v)  warrants for the purchase of Common Stock or Debt Securities (the "Warrants").

        The Debt Securities, Common Stock, Trust Preferred Securities, Trust Preferred Guarantees, and Warrants are collectively referred to herein as the "Securities." The Senior Debt Securities are to be issued under an indenture to be entered into between the Company and U.S. Bank National Association (the "Trust Company"), as indenture trustee (the "Senior Base Indenture"). The Senior Subordinated Debt Securities are to be issued under an indenture to be entered into between the Company and the Trust Company, as indenture trustee (the "Senior Subordinated Base Indenture"). The Junior Subordinated Debt Securities are to be issued under an indenture to be entered into between the Company and the Trust Company, as indenture trustee (the "Junior Subordinated Base Indenture," and together with the Senior Base Indenture and the Senior Subordinated Base Indenture, the "Base Indentures").

        In arriving at the opinions expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of forms of the Base Indentures, forms of the Debt Securities, specimen Common Stock certificates, and such other documents, corporate records, certificates of officers of the Company and of public officials and other instruments as we have deemed necessary or advisable to enable us to render these opinions. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. As to any facts material to these opinions, we have relied to the extent we deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Company and others.

        We have assumed without independent investigation that:

            (i)  at the time any Securities are sold pursuant to the Registration Statement (the "Relevant Time"), the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws;

           (ii)  at the Relevant Time, a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and all related documentation and will comply with all applicable laws;

          (iii)  all Securities will be issued and sold in the manner stated in the Registration Statement and the applicable prospectus supplement;

          (iv)  at the Relevant Time, all corporate or other action required to be taken by the Company or any Trust to duly authorize each proposed issuance of Securities and any related documentation (including (i) the due reservation of any shares of Common Stock for issuance upon exercise, conversion or exchange of any Securities for Common Stock (a "Convertible Security"), and (ii) the execution (in the case of certificated Securities), delivery and performance of the Securities and any related documentation referred to in paragraphs 1 through 4 below) shall have been duly completed and shall remain in full force and effect;

           (v)  in the case of Trust Preferred Guarantees, each of the guarantee agreement between the Company and the Trust Company and the amendment and restatement to the declaration of trust of the applicable Trust relating to the issuance of such Trust Preferred Securities by such Trust (the "Amended Declaration of Trust") shall have been duly executed and delivered by the Company and all other parties thereto and duly qualified under the Trust Indenture Act of 1939, as amended (the "TIA");

          (vi)  upon issuance of any Common Stock, including upon exercise, conversion or exchange of any Convertible Security, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under its certificate of incorporation and other relevant documents;

         (vii)  in the case of Debt Securities, at the Relevant Time, the relevant Base Indenture shall have been duly executed and delivered by the Company and all other parties thereto and duly qualified under the TIA;

        (viii)  each of the Trusts has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act;

          (ix)  at the Relevant Time, the Company will not be required to register as an "investment company" under the Investment Company Act of 1940, as amended; and

           (x)  at the Relevant Time, a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Securities offered or issued will have been duly authorized by all necessary corporate or other action of the Company or any Trust and duly executed and delivered by the Company or any Trust and the other parties thereto.

        Based on the foregoing and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

          1.     With respect to any Debt Securities, when:

    a.
    the terms and conditions of such Debt Securities have been duly established by supplemental indenture or officers' certificate in accordance with the terms and conditions of the relevant Base Indenture,

    b.
    any such supplemental indenture has been duly executed and delivered by the Company and the relevant trustee (together with the relevant Base Indenture, the "Indenture"), and

    c.
    such Debt Securities have been executed (in the case of certificated Debt Securities), delivered and authenticated in accordance with the terms of the applicable Indenture and issued and sold for the consideration set forth in the applicable definitive purchase, underwriting or similar agreement, such Debt Securities will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

          2.     With respect to any Trust Preferred Guarantee of Trust Preferred Securities being issued by a Trust, when:

    a.
    an Amended Declaration of Trust has been duly executed and delivered by each of the parties thereto,

    b.
    the terms of such Trust Preferred Securities pertaining to their issuance and sale by such Trust have been duly established in conformity with such Trust's Amended Declaration of Trust,

    c.
    the terms and conditions of the Junior Subordinated Debt Securities underlying the Trust Preferred Securities have been duly established by supplemental indenture or officers' certificate in accordance with the terms and conditions of the Junior Subordinated Base Indenture,

    d.
    any such supplemental indenture has been duly executed and delivered by the Company and the relevant trustee,

    e.
    such Junior Subordinated Debt Securities have been duly executed (in the case of certificated Securities), delivered and authenticated in accordance with the terms of the Junior Subordinated Base Indenture and such supplemental indenture and issued and sold to such Trust as contemplated by the Registration Statement and the prospectus supplement relating to such Trust Preferred Securities,

    f.
    such Trust Preferred Securities have been duly executed (in the case of certificated Trust Preferred Securities), authenticated and delivered and sold in accordance with the Amended Declaration of Trust, against payment of the applicable consideration specified in the Amended Declaration of Trust and the related prospectus supplement and will represent valid, fully paid and nonassessable undivided beneficial interests in the assets of the relevant Trust, and

    g.
    such Trust Preferred Guarantee has been duly executed (in the case of certificated Securities) and delivered by each of the parties thereto, to the extent required by the Amended Declaration of Trust or Junior Subordinated Base Indenture,

  such Trust Preferred Guarantee will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

          3.     With respect to shares of Common Stock, when:

    a.
    such shares of Common Stock have been duly executed (in the case of certificated shares) and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement for the consideration provided for therein, or (ii) upon conversion or exercise of any Convertible Security, in accordance with the terms of such Convertible Security or the instrument governing such Convertible Security providing for such conversion or exercise, and for any additional consideration specified therein, which consideration (including any consideration paid for such Convertible Security), on a per-share basis, shall in either event not be less than the par value of the Common Stock, and

    b.
    any such Convertible Security was previously validly issued and is fully paid and non-assessable (in the case of an equity Security) or is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, such shares of Common Stock will be validly issued, fully paid and non-assessable.

          4.     With respect to any Warrants, when:

    a.
    the warrant agreement relating to such Warrants (the "Warrant Agreement"), if any, has been duly executed and delivered by the Company and each other party thereto,

    b.
    the terms of the Warrants have been established in accordance with the Warrant Agreement, if any, and the applicable definitive purchase, underwriting or similar agreement, and

    c.
    the Warrants have been duly executed (in the case of certificated Warrants) and delivered in accordance with the Warrant Agreement, if any, and the applicable definitive purchase, underwriting or similar agreement for the consideration provided for therein, such Warrants will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

        The opinions expressed above are subject to the following exceptions, qualifications, limitations and assumptions:

          A.    We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of New York and the United States of America, and, for purposes of paragraph 3 above, the Delaware General Corporation Law. This opinion is limited to the effect of the current state of the laws of the State of New York, the Delaware General Corporation Law, and the United States of America. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

          B.    The opinions above with respect to the Indenture, the Debt Securities, the Amended Declaration of Trust, the Trust Preferred Guarantee, the Trust Preferred Securities, the Warrants, and the Warrant Agreement (collectively, the "Documents") are each subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors' generally, including without limitation the effect of statutory or other laws regarding fraudulent transfers or preferential transfers, and (ii) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law.

          C.    We express no opinion regarding the effectiveness of (i) any waiver of stay, extension or usury laws: or of unknown future rights; (ii) any waiver (whether or not stated as such) under the

  Indenture or any other Document of, or any consent thereunder relating to, unknown future rights or the rights of any party thereto existing, or duties owing to it, as a matter of law; (iii) any waiver (whether or not stated as such) contained in the Indenture or any other Document of rights of any party, or duties owing to it, that is broadly or vaguely stated or does not describe the right or duty purportedly waived with reasonable specificity; (iv) provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to public policy or federal or state securities laws or due to the negligence or willful misconduct of the indemnified party; (v) any provision in any Document waiving the right to object to venue in any court; (vi) any agreement to submit to the jurisdiction of any Federal court; (vii) any waiver of the right to jury trial; or (viii) any provision to the effect that every right or remedy is cumulative and may be exercised in addition to any other right or remedy or that the election of some particular remedy does not preclude recourse to one or more others.

          D.    To the extent relevant to our opinions in paragraph 4 and not covered by our opinions in paragraphs 1 or 3, we have assumed that any securities, currencies or commodities underlying, comprising or issuable upon exchange, conversion or exercise of any Warrants are validly issued, fully paid and non-assessable (in the case of an equity security) or a legal, valid and binding obligation of the issuer thereof, enforceable against such issuer in accordance with its terms.

        You have informed us that you intend to issue Securities from time to time on a delayed or continuous basis, and we understand that prior to issuing any Securities pursuant to the Registration Statement (i) you will advise us in writing of the terms thereof, and (ii) you will afford us an opportunity to (x) review the operative documents pursuant to which such Securities are to be issued or sold (including the applicable offering documents), and (y) file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate.

        We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption "Certain Legal Matters" in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Gibson, Dunn & Crutcher LLP

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  Exhibit 5.1